UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2012

Whitestone REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500 Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2012, Whitestone REIT (the “Company”) and Whitestone REIT Operating Partnership, LP (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated and JMP Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 4,200,000 common shares, par value $0.001 per share, at a purchase price to the public of $12.80 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 630,000 additional common shares to cover over-allotments, if any, at the price to the public, less the underwriting discount. The common shares are being offered and sold pursuant to a prospectus supplement, dated August 23, 2012, and a base prospectus, dated July 25, 2012, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-182667). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the pricing of the common share offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 23, 2012, by and between Whitestone REIT, Whitestone REIT Operating Partnership and Robert W. Baird & Co. Incorporated and JMP Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: August 23, 2012	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 23, 2012, by and between Whitestone REIT, Whitestone REIT Operating Partnership and Robert W. Baird & Co. Incorporated and JMP Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated August 23, 2012.